UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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NORTHEAST UTILITIES

(Name of Registrant as Specified In Its Charter)

NORTHEAST UTILITIES

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2003 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

It is my pleasure to invite you to attend the 2003 Annual Meeting of Shareholders of Northeast Utilities on Tuesday, May 13, 2003, at 10:30 a.m., at the Naismith Memorial Basketball Hall of Fame, 1000 West Columbus Avenue, Springfield, Massachusetts (directions are on the reverse side).

Information concerning the matters to be acted upon at the meeting is provided in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, our meeting agenda will include a discussion of the operations of Northeast Utilities system companies and a question and answer period.

Whether or not you plan to attend the meeting, it is important that you complete, date, sign and return your proxy in the enclosed envelope as soon as possible. This will ensure that your shares will be represented at the meeting in accordance with your wishes.

On behalf of your Board of Trustees, thank you for your continued support and interest in Northeast Utilities.

Very truly yours,

Michael G. Morris

Chairman of the Board, President and

Chief Executive Officer

April 2, 2003

Directions to

The Naismith Memorial Basketball Hall of Fame

1000 West Columbus Avenue

Springfield, MA 01105

Phone:  (413) 781-6500 or (877) 4HOOPLA

From the South (Hartford):

Take 91 North for 25 miles until Exit 4, Broad Street exit. Go to your second light and take a left. At the next light, turn left. The Basketball Hall of Fame appears on your right. Approximate driving time from Hartford, CT: 30 minutes.

From the South (New York City):

Take 95 North to Exit 47, 91 North (New Haven). Continue straight on 91 North for 60 miles until Exit 4, Broad Street exit. Go to your second light and take a left. At the next light, turn left. The Basketball Hall of Fame appears on your right. Approximate driving time from New York City: 3 1/2 hours.

From the North (New Hampshire):

Take 93 South to 495 South to the Massachusetts Turnpike West (Route 90) to Exit 4 (91 South). Take Exit 7. Continue straight off Exit 7 for one mile. The Basketball Hall of Fame appears on the right. Approximate driving time from Concord, NH: 2 1/4 hours.

From the North (Vermont):

Take 91 South, Exit 7. Continue straight for one mile. The Basketball Hall of Fame appears on the right. Approximate driving time from Brattleboro, VT: 1 1/4 hours.

From the North (Maine):

Take 95 South to 495 South to the Massachusetts Turnpike West (Route 90) to Exit 4 (91 South). Take Exit 7. Continue straight off Exit 7 for one mile. The Basketball Hall of Fame appears on the right. Approximate driving time from Augusta, ME: 5 hours.

From the East (Boston):

Take the Massachusetts Turnpike (Route 90) to Exit 4, 91 South. Take Exit 7. Continue straight off Exit 7 for one mile. The Basketball Hall of Fame appears on the right. Approximate driving time from Boston, MA: 2 hours.

From the West (Albany):

Take the Massachusetts Turnpike East (Route 90) to Exit 4, 91 South. Take Exit 7. Continue straight off Exit 7 for one mile. The Basketball Hall of Fame appears on the right. Approximate driving time from Albany, NY: 1 1/2 hours.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 13, 2003

To the Shareholders of Northeast Utilities:

The Annual Meeting of Shareholders of Northeast Utilities will be held on Tuesday, May 13, 2003, at 10:30 a.m., at the Naismith Memorial Basketball Hall of Fame, 1000 West Columbus Avenue, Springfield, Massachusetts, for the following purposes:

1.	To elect Trustees for the ensuing year;

2.	To ratify the selection of Deloitte & Touche LLP as independent auditors for 2003;

3.	To amend the Declaration of Trust to eliminate the provision calling for Northeast Utilities to appoint a transfer agent and a registrar for the common shares to be located in Boston, Massachusetts;

4.	To re-approve the material terms of the performance goals under the Northeast Utilities Incentive Plan; and

5.	To transact any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 14, 2003 are entitled to receive notice of and to vote at the meeting or any adjournment thereof. You are cordially invited to be present at the meeting and to vote. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the envelope enclosed for that purpose.

By order of the Board of Trustees,

107 Selden Street	Gregory B. Butler
Berlin, Connecticut	Vice President, Secretary

and General Counsel

Mailing Address:

Post Office Box 270

Hartford, Connecticut 06141-0270

April 2, 2003

IMPORTANT

Shareholders can help avoid the necessity and expense of follow-up letters to ensure that a quorum is present at the Annual Meeting by promptly returning the enclosed proxy. The enclosed envelope requires no postage, if mailed in the United States.

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Trustees of Northeast Utilities for use at the Annual Meeting of Shareholders to be held on May 13, 2003, and at any adjournment thereof.

Please read this proxy statement and fill in, date, sign and return the enclosed form of proxy. The proxy may be revoked at any time before it is voted by filing a letter with the Secretary of Northeast Utilities or by a duly executed proxy card bearing a later date. Properly executed proxies not revoked will be voted according to their terms.

Only holders of common shares of record at the close of business on March 14, 2003 (the record date) are entitled to receive notice of and to vote at the meeting or any adjournment thereof. On the record date, there were 130,383,840 common shares outstanding. Each such share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders.

The principal office of Northeast Utilities is located at 174 Brush Hill Avenue, West Springfield, Massachusetts. The general offices of Northeast Utilities and its subsidiaries are located at 107 Selden Street, Berlin, Connecticut (mailing address: Post Office Box 270, Hartford, Connecticut 06141-0270). This proxy statement and the accompanying proxy card are being mailed to shareholders commencing April 7, 2003.

1.    ELECTION OF TRUSTEES

Unless a shareholder specifies otherwise, the enclosed proxy will be voted to elect the nominees named on pages 2-5 below as Trustees to serve until the next Annual Meeting and until their successors have been elected and shall have qualified. Each nominee has been previously elected as a Trustee by shareholders and is currently serving as a Trustee, except for Mr. John G. Graham, who was nominated to be a Trustee following recommendation of the Corporate Governance Committee on March 28, 2003 and elected as a Trustee by the Board of Trustees on March 31, 2003. Mr. Raymond L. Golden, who was first elected a Trustee by shareholders in 1999, retired from the Board in 2002 and is not a candidate for re-election.

If one or more of the nominees should become unavailable for election, the proxy may be voted for a substitute person or persons, but not more than the nominees proposed. In accordance with Northeast Utilities’ Declaration of Trust, the number of Trustee positions will continue to be thirteen, as set by the shareholders in 2000, in order to afford the Board of Trustees flexibility to add targeted expertise as appropriate between Annual Meetings of Shareholders.

Set forth on the following pages is each nominee’s name, age, date first elected as a Trustee, and a brief summary of the nominee’s business experience. An affirmative vote of a majority of the common shares outstanding as of the record date will be required to elect each nominee.

The Board of Trustees recommends that shareholders vote FOR election of the nominees listed on pages 2-5.

RICHARD H. BOOTH

(56 years) 2001

President and Chief Executive Officer and a Director of HSB Group, Inc. and Chairman, President and Chief Executive Officer and a Director of Hartford Steam Boiler Inspection & Insurance Company since January 2000. From 1994 until 2000, Executive Vice President and a Director of Phoenix Home Life Mutual Insurance Company. He is a member of the Boards of St. Francis Hospital, Connecticut Business and Industry Association, American Insurance Association, Greater Hartford Arts Council, Florence Griswold Museum, and the Governor’s Council on Economic Competitiveness and Technology, and an executive committee member of the World Affairs Council. He is on the Board and Executive Committee of the MetroHartford Alliance, Inc. and the Advisory Council of the Urban League of Greater Hartford. He is a member of the American Institute of Certified Public Accountants, the Connecticut Society of CPAs, the Hartford Society of Financial Analysts, the Hartford Chapter of the American Society of Chartered Life Underwriters and the Financial Analysts Federation.

COTTON MATHER CLEVELAND

(50 years) 1992

President of Mather Associates, New London, New Hampshire (a firm specializing in leadership and organizational development for corporate and nonprofit organizations). From 1991 until 1998, founding Executive Director of Leadership New Hampshire. Ms. Cleveland is a Director of The National Grange Mutual Insurance Company and of the Ledyard National Bank and serves on the Board of the New Hampshire Center for Public Policy. She is the moderator of the Town of New London, New Hampshire and the New London/Springfield Water Precinct. She has served on the University System of New Hampshire Board of Trustees as Chair, Vice Chair and a member and served on the Bank of Ireland First Holdings Board of Directors from 1986 to 1996. She was formerly Co-Chair of the Governor’s Commission on New Hampshire in the 21st Century and an Incorporator for the New Hampshire Charitable Foundation.

SANFORD CLOUD, JR.

(58 years) 2000

President and Chief Executive Officer of The National Conference for Community and Justice, New York, New York. From 1993 to 1994, he was a partner in the law firm of Robinson and Cole, Hartford, Connecticut. Previously he was a Vice President of Aetna Life and Casualty Company and served for two terms as a state senator of Connecticut. Mr. Cloud is a Director of The Phoenix Companies, Inc. and Tenet Healthcare Corporation and Chairman of the Board of Ironbridge Mezzanine Fund, L.P.

JAMES F. CORDES

(62 years) 2001

Formerly Executive Vice President of The Coastal Corporation and President of the Natural Gas Group of The Coastal Corporation (retired 1997). Mr. Cordes was responsible for Coastal’s interstate and intrastate natural gas pipelines and storage facilities, natural gas and electricity marketing and risk management activities. He joined American Natural Resources Company, headquartered in Detroit, in 1977 after twelve years with Northern Natural Gas Company. He was elected President of ANR Pipeline in 1983 and was named President of American Natural Resources Company in 1985. He was elected Senior Vice President and a Director of The Coastal Corporation after its merger with ANR in 1985. He was named Executive Vice President of Coastal in 1986. Mr. Cordes is also a Director of Comerica Incorporated and Comerica Bank, Texas, and has served as a Director and member of the Executive Committees of the Houston Symphony and the Detroit Symphony. He is a past chairman of the Interstate Natural Gas Association of America and has served as a Director and member of the Executive Committee of the American Gas Association.

E. GAIL DE PLANQUE

(58 years) 1995

President, Strategy Matters, Inc., and Director, Energy Strategies Consultancy, Ltd. From 1991 to 1995, Dr. de Planque was a Commissioner with the United States Nuclear Regulatory Commission. In 1967, Dr. de Planque joined the Health and Safety Laboratory of the United States Atomic Energy Commission. She served at the Laboratory, now known as the Environmental Measurements Laboratory, until December 1991, as Deputy Director beginning in 1982 and as Director in 1987. Dr. de Planque is a Fellow of the American Association for the Advancement of Science, Fellow and past President of the American Nuclear Society, a member of the National Academy of Engineering and the National Council on Radiation Protection and Measurements, a Director of British Nuclear Fuels plc, a Director of British Nuclear Fuels, Inc. and a Director of Landauer, Inc. She is a member of the Texas Utilities Electric Operations Review Committee and the Diablo Canyon Independent Safety Committee and a consultant to the United Nation’s International Atomic Energy Agency.

JOHN H. FORSGREN

(56 years) 2000

Vice Chairman of NU since May 2001 and Executive Vice President and Chief Financial Officer of NU since February 1996. Previously Managing Director of the Chase Manhattan Bank from 1995 to 1996 and Senior Vice President of The Walt Disney Company from 1990 to 1994. Mr. Forsgren is a Director of CuraGen Corporation and NEON Communications, Inc. and a member of the Board of Regents of Georgetown University.

JOHN G. GRAHAM

(64 years) 2003

Adjunct Professor of Law, Rutgers Law School, Newark, New Jersey and President, Chief Executive Officer and a Director of UMI Insurance Company and UMICO Holdings, Inc., Parsippany, New Jersey (utility-owned insurance company that provided workers compensation insurance in the Mid-Atlantic region). From 1987 to 1998, Senior Vice President and Chief Financial Officer of GPU, Inc., Morristown, New Jersey and Chief Financial Officer of its utility subsidiaries (retired 1999). Mr. Graham serves on the Advisory Board of Royal Bank of Canada Energy Fund (private equity investments), as Trustee and Finance Chairman of the Devereux Foundation, Villanova, Pennsylvania, and as Trustee of The College of St. Elizabeth, Convent Station, New Jersey. Previously Director (1982-1999) and Chairman (1995-1998) of Nuclear Electric Insurance Limited; Director and audit committee chairman, Edisto Resources, Inc., Houston, Texas (1993-1997); Director and member of audit, directors and compensation committees, Viatel, Inc., New York, New York (1998-2002); Director and audit committee chairman, Coho Energy, Inc., Dallas, Texas (2000-2001); Consultant (1999-2002) to various firms concerning utility industry strategic and restructuring issues.

ELIZABETH T. KENNAN

(65 years) 1980

President Emeritus of Mount Holyoke College, South Hadley, Massachusetts. Previously President of Mount Holyoke College. Dr. Kennan is a Director of The Putnam Funds and Talbots. She is a member of the Trustees of the Reservations, the Board of Centre College and the Board of Midway College, and is Chairman of Cambus Kenneth Bloodstock, Inc.

MICHAEL G. MORRIS

(56 years) 1997

Chairman of the Board, President and Chief Executive Officer of NU. Previously President and Chief Executive Officer of Consumers Power Company from 1994 to 1997 and Executive Vice President and Chief Operating Officer of Consumers Power Company from 1992 to 1994. Mr. Morris is a Director of the Edison Electric Institute, the American Gas Association, Nuclear Electric Insurance Limited, St. Francis Care, Inc., Connecticut Business and Industry Association, Webster Financial Corporation, and Spinnaker Exploration Co. Mr. Morris is also a Regent of Eastern Michigan University.

ROBERT E. PATRICELLI

(63 years) 1993

Chairman, President and Chief Executive Officer of Women’s Health USA, Inc. (provides women’s health care services), and of Evolution Health, LLC (provides employee benefit services), both of Avon, Connecticut. From 1987 to 1997, he was Chairman, President and Chief Executive Officer of Value Health, Inc., Avon, Connecticut. Previously Executive Vice President of CIGNA Corporation and President of CIGNA’s Affiliated Businesses Group. He has held various positions in the federal government, including White House Fellow in 1965; counsel to a United States Senate Subcommittee; Deputy Undersecretary of the Department of Health, Education and Welfare; and Administrator of the United States Urban Mass Transportation Administration. Mr. Patricelli is a Director of CuraGen Corporation, Connecticut Business and Industry Association, and The Bushnell, and a Trustee of Wesleyan University.

JOHN F. SWOPE

(64 years) 1992

Previously President and Chief Executive Officer, Public Broadcasting Service, Alexandria, Virginia from 1999 to March 1, 2000. Retired in 1997 as of counsel to the law firm of Sheehan Phinney Bass + Green, Professional Association, Manchester, New Hampshire. Previously President of Chubb Life Insurance Company of America, Concord, New Hampshire (retired December 1994). Mr. Swope is a Director of the Public Broadcasting Service, PBS Enterprises and the New Hampshire Business Committee for the Arts. He is President of The Currier Museum of Art and a Trustee of Tabor Academy.

BOARD COMMITTEES AND RESPONSIBILITIES

The Board of Trustees of Northeast Utilities has Audit, Compensation, Corporate Affairs, Corporate Governance, Executive, and Finance Committees. The Board of Trustees does not have a Nominating Committee, but its Corporate Governance Committee serves in the capacity of a Nominating Committee. The Board of Trustees has adopted a written charter for each such Committee.

The Audit Committee meets independently with the internal and independent auditors of Northeast Utilities and its subsidiaries and with management at least quarterly to review and evaluate the auditors’ activities, procedures and recommendations to assist the Board of Trustees in monitoring the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the compliance by the Company with legal and regulatory requirements. Following each meeting, the Committee reports to the full Board. The Committee has the sole authority to appoint or replace the independent auditors and is directly responsible for their compensation and oversight of their work. The Audit Committee met five times in 2002. The members of the Committee, appointed by the Board of Trustees on the recommendation of the Corporate Governance Committee, are Messrs. Swope (Chair), and Booth (Vice Chair), and Drs. de Planque and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries. Each member of the Audit Committee meets the financial literacy requirements of the New York Stock Exchange and Securities and Exchange Committee rules and is independent (as such term is defined in Section 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange). A report from the Audit Committee is included in this proxy statement, and a copy of its new charter, adopted by the Board of Trustees on February 25, 2003 to reflect the requirements of the Sarbanes-Oxley Act of 2002 and resulting rulemakings of the Securities and Exchange Commission, is included as Appendix A to this proxy statement.

The Compensation Committee reviews and adjusts, as appropriate, the compensation policies of Northeast Utilities and its subsidiaries and establishes and implements an evaluation process for the Chief Executive Officer in conjunction with the Corporate Governance Committee. Following each meeting, the Committee reports to the full Board. The Compensation Committee met four times in 2002. The members of the Committee are Messrs. Patricelli (Chair), Swope (Vice Chair), Booth and Cloud, Ms. Cleveland, and Drs. de Planque and Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries. A report from this Committee with respect to executive compensation is included in this proxy statement.

The Corporate Affairs Committee reviews the policies and practices of Northeast Utilities and its subsidiaries on public issues in areas such as health, safety, environment and equal employment opportunity. Following each meeting, the Committee reports to the full Board. The Corporate Affairs Committee met three times in 2002. The members of the Committee are Ms. Cleveland (Chair), Messrs. Cloud (Vice Chair) and Swope, and Dr. Kennan, none of whom is an employee of Northeast Utilities or its subsidiaries.

The Corporate Governance Committee serves as a Nominating Committee, recommending criteria for new Trustees and identifying prospective Board candidates. The Committee also evaluates the Board’s performance and, in conjunction with the

Compensation Committee, establishes and implements an evaluation process for the Chief Executive Officer. Following each meeting, the Committee reports to the full Board. The Corporate Governance Committee met four times in 2002. The members of the Committee are Dr. Kennan (Chair), Ms. Cleveland (Vice Chair) and Messrs. Cloud and Cordes, none of whom is an employee of Northeast Utilities or its subsidiaries.

The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in Northeast Utilities’ Declaration of Trust, during the intervals between meetings of the Board. The Executive Committee did not meet in 2002. The members of the Executive Committee are Mr. Morris (Chair), Dr. Kennan (Vice Chair), Messrs. Patricelli and Swope and Dr. de Planque. Other than Mr. Morris, no Committee member is an employee of Northeast Utilities or its subsidiaries.

The Finance Committee assists the Board in fulfilling its fiduciary responsibilities relating to financial plans, policies and programs for Northeast Utilities and its subsidiaries. Following each meeting, the Committee reports to the full Board. The Finance Committee met four times in 2002. The members of the Finance Committee are Messrs. Booth (Chair), Cloud, Cordes, Forsgren and Patricelli and Dr. Kennan. Other than Mr. Forsgren, no Committee member is an employee of Northeast Utilities or its subsidiaries.

In 2002, the Board of Trustees held 14 meetings and the Board and Committees of the Board (including the Nuclear Committee, which held seven meetings in 2002 and was dissolved on December 10, 2002) held a total of 41 meetings. During 2002, all of the nominees for Trustee (except Mr. Graham, who was first elected a Trustee in 2003) attended each meeting of the Board and the Committees of which they were members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The law firm of Sulloway & Hollis, P.L.L.C. provided legal services to various subsidiaries of Northeast Utilities during 2002, and received $358,884 for such services. Ms. Cleveland, who is standing for re-election as a Trustee of Northeast Utilities, is married to John B. Garvey, a partner in the firm.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides, as of March 14, 2003, information with respect to persons who are known to Northeast Utilities to beneficially own more than five percent of the common shares of Northeast Utilities. Northeast Utilities has no other class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR Corp. et al.	12,949,784(1)	9.93%
82 Devonshire Street
Boston, MA 02109
Barrow, Hanley, Mewhinney	12,199,688(2)	9.36%
& Strauss, Inc.
One McKinney Plaza
3232 McKinney Avenue, 15th Floor
Dallas, TX 75204-2429
Lord, Abbett & Co.	7,721,483(3)	5.92%
90 Hudson Street
Jersey City, NJ 07302

COMMON STOCK OWNERSHIP OF MANAGEMENT

The following table provides information as of March 14, 2003 (except for Mr. Kenyon, whose ownership is shown as of December 31, 2002, the date his employment with the Company ended), as to the beneficial ownership of the common shares of Northeast Utilities by each Trustee and nominee for Trustee, each of the five highest paid executive officers of Northeast Utilities and its subsidiaries, and all Trustees, nominees for Trustee and executive officers as a group. Unless otherwise noted, each Trustee, nominee and executive officer has sole voting and investment power with respect to the listed shares.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Richard H. Booth	6,000	(4)	(5)
Cotton Mather Cleveland	20,232	(6)	(5)
Sanford Cloud, Jr.	20,886	(7)	(5)
James F. Cordes	11,500	(4)	(5)
E. Gail de Planque	20,452	(6)	(5)
John H. Forsgren	187,567	(8)	(5)
John G. Graham	0		(5)
Cheryl W. Grisé	128,135	(9)	(5)
Elizabeth T. Kennan	19,755	(10)	(5)
Bruce D. Kenyon	155,773	(11)	(5)
Michael G. Morris	1,067,100	(12)	(5)
Robert E. Patricelli	27,522	(6)	(5)
Charles W. Shivery	17,148	(13)	(5)
John F. Swope	22,361	(10)	(5)

All Trustees and Executive Officers as a Group (15 persons)	1,753,449	(14)	1.34%

COMMON STOCK OWNERSHIP OF MANAGEMENT (continued)

Notes	to Tables on Previous Page:

(1)	According to an Amendment on Schedule 13G dated February 14, 2003, Edward C. Johnson 3d, Abigail P. Johnson, and FMR Corp. through its subsidiaries Fidelity Management & Research Company, Fidelity Management Trust Company and various investment adviser and investment company subsidiaries, are the beneficial owners of 12,949,784 common shares of Northeast Utilities. According to the Schedule 13G, FMR Corp. has sole voting power for 880,524 shares and sole dispositive power for 12,949,784 shares. These shares include 91,000 shares beneficially owned by Fidelity International Limited, an independent former subsidiary of Fidelity Management & Research Company, as to which FMR Corp. does not claim beneficial ownership.
(2)	According to a Statement on Schedule 13G dated February 8, 2003, Barrow, Hanley, Mewhinney & Strauss, Inc. is the beneficial owner of 12,199,688 common shares of Northeast Utilities. According to the Schedule 13G, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power for 8,609,688 shares, shared voting power for 3,590,000 shares and sole dispositive power for 12,199,688 shares.
(3)	According to a Statement on Schedule 13G dated January 28, 2003, Lord, Abbett & Co. is the beneficial owner of 7,721,483 common shares of Northeast Utilities. According to the Schedule 13G, Lord, Abbett & Co. has sole voting and dispositive power all of such shares.
(4)	Includes 5,000 shares that could be acquired by the beneficial owner pursuant to currently exercisable options.
(5)	As of March 14, 2003, each Trustee and executive officer of Northeast Utilities beneficially owned less than one percent of the Northeast Utilities common shares outstanding.
(6)	Includes 12,500 shares that could be acquired by the beneficial owner pursuant to currently exercisable options and 1,000 restricted shares as to which the beneficial owner has sole voting and no dispositive power.
(7)	Includes 7,500 shares that could be acquired by Mr. Cloud pursuant to currently exercisable options and 1,000 restricted shares as to which Mr. Cloud has sole voting and no dispositive power.
(8)	Includes 143,718 shares that could be acquired by Mr. Forsgren pursuant to currently exercisable options and 39,631 restricted shares as to which Mr. Forsgren has sole voting and no dispositive power.
(9)	Includes 73,292 shares that could be acquired by Mrs. Grisé pursuant to currently exercisable options, 36,072 restricted shares as to which Mrs. Grisé has sole voting and no dispositive power, and 265 shares held by Mrs. Grisé’s husband as custodian for her children, with whom she shares voting and dispositive power.
(10)	Includes 12,500 shares that could be acquired by the beneficial owner pursuant to currently exercisable options.
(11)	Includes 88,656 shares that could be acquired by Mr. Kenyon pursuant to currently exercisable options.
(12)	Includes 979,792 shares that could be acquired by Mr. Morris pursuant to currently exercisable options and 31,732 restricted shares as to which Mr. Morris has sole voting and no dispositive power.
(13)	Includes 89 shares held in an ESOP, as to which Mr. Shivery has sole voting but no dispositive power and 15,559 restricted shares as to which Mr. Shivery has sole voting and no dispositive power.
(14)	Includes 34,182 shares that could be acquired by an executive officer other than those named in the table above pursuant to currently exercisable options and 7,779 restricted shares as to which such officer has sole voting and no dispositive power.

EXECUTIVE COMPENSATION

The following tables present the cash and non-cash compensation received by the Chief Executive Officer and the next four highest paid executive officers of Northeast Utilities, in accordance with rules of the SEC:

Summary Compensation Table

		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($) (Note 1)	Restricted Stock Award(s) ($) (Note 2)	Securities Underlying Options/Stock Appreciation Rights (#)	Long Term Incentive Program Payouts ($)	All Other Compensation ($) (Note 3)
Michael G. Morris Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	915,385 900,000 830,770	558,000 869,805 1,200,000	209,883 238,924 200,869	— — —	630,600 220,000 140,000	— — —	27,462 27,000 27,326

John H. Forsgren Vice Chairman, Executive Vice President and Chief Financial Officer	2002 2001 2000	556,154 524,423 444,615	165,000 200,000 450,000	— — —	— — —	54,400 98,000 36,000	— — —	179,674 5,100 5,100

Bruce D. Kenyon Former President—Generation Group	2002 2001 2000	515,000 515,000 504,616	— 150,000 475,000	— — —	— — —	23,800 34,000 20,000	— — —	15,450 15,450 16,274

Cheryl W. Grisé President— Utility Group	2002 2001 2000	409,231 338,664 279,616	280,000 180,000 290,000	— — —	— — —	39,600 76,000 23,000	— — —	180,523 10,119 8,795

Charles W. Shivery President—Competitive Group	2002 2001 2000	306,731 — —	200,000 — —	244,594 — —	— — —	29,204 — —	— — —	7,615 — —

Option/SAR Grants in Last Fiscal Year

	Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/sh)	Expiration Date	Grant Date Present Value ($)
Michael G. Morris	130,600 500,000	9.77 37.39	% %	18.58 16.55	2/25/2012 8/20/2012	797,966(Note 4) 1,985,000(Note 5)
John H. Forsgren	54,400	4.07%		18.58	2/25/2012	332,384(Note 4)
Bruce D. Kenyon	23,800	1.78%		18.58	2/25/2012	145,418(Note 4)
Cheryl W. Grisé	39,600	2.96%		18.58	2/25/2012	241,956(Note 4)
Charles W. Shivery	29,204	2.17%		18.90	6/11/2012	168,339(Note 6)

Aggregated Option/SAR Exercises In Last Fiscal Year

and FY-End Option/SAR Values

	Shares With Respect to Which Options/SARs Were Exercised (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael G. Morris	—	—	849,591	823,935	2,794,204	—
John H. Forsgren	60,116	258,198	102,584	131,735	—	—
Bruce D. Kenyon	—	—	66,705	53,135	4,837	—
Cheryl W. Grisé	—	—	73,292	97,936	4,583	—
Charles W. Shivery	—	—	—	29,024	—	—

Notes to Tables:

(1)	Other annual compensation for Mr. Morris includes personal use of the Company’s airplane, having a cost to the Company of $180,886 in 2002, $219,088 in 2001, and $173,357 in 2000. Other annual compensation for Mr. Shivery includes $144,000 of relocation expenses, per his employment agreement.

(2)	The aggregate restricted stock holdings by the five individuals named in the table were, at December 31, 2002, 33,633 shares, with a value of $510,213. No restricted shares were awarded as incentive compensation to these individuals in 2002; payment of 50 percent of the 2001 annual bonus of each of Mr. Morris, Mr. Forsgren, and Mrs. Grisé was made on February 25, 2002 in the form of restricted shares vesting one-third on February 25, 2003, February 25, 2004, and February 25, 2005. Dividends on restricted shares are paid out.

(3)	“All Other Compensation” for 2002 consists of employer matching contributions under the Northeast Utilities Service Company 401k Plan, generally available to all eligible employees ($6,000 for each named officer except for Mr. Shivery, who was not eligible for matching contributions) and matching contributions under the Deferred Compensation Plan for Executives (Mr. Morris—$21,462, Mrs. Grisé—$6,277, Mr. Kenyon—$9,450, and Mr. Shivery—$7,615). For Mr. Forsgren and Mrs. Grisé, it also includes vested deferred compensation paid out on June 28, 2002 of $173,674 and $168,246, respectively (See Employment Contracts and Termination of Employment and Change in Control Arrangements, below).

(4)	These options were granted on February 25, 2002 under the Incentive Plan. All options granted vest one-third on February 25, 2003, one-third on February 25, 2004 and one-third on February 25, 2005. Valued using the Black-Scholes option pricing model, discounted by 5.88% to reflect the risk of forfeiture, with the following assumptions: Volatility: 24.33 percent (36 months of monthly data); Risk-free rate: 5.18 percent; Dividend yield: 1.82 percent; Exercise date: February 25, 2012.

(5)	These options were granted on November 1, 2002 under the Incentive Plan. All options granted vest on August 20, 2007. Valued using the Black-Scholes option pricing model, discounted by 14.13% to reflect the risk of forfeiture, with the following assumptions: Volatility: 23.09 percent (36 months of monthly data); Risk-free rate: 4.47 percent; Dividend yield: 2.44 percent; Exercise date: August 20, 2012.

(6)	These options were granted on June 11, 2002 under the Incentive Plan. All options granted vest one-third on June 11, 2003, one-third on June 11, 2004 and one-third on June 11, 2005. Valued using the Black-Scholes option pricing model, discounted by 5.88% to reflect the risk of forfeiture, with the following assumptions: Volatility: 22.53 percent (36 months of monthly data); Risk-free rate: 5.30 percent; Dividend yield: 2.02 percent; Exercise date: June 11, 2012.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the number of Common Shares of Northeast Utilities issuable under the equity compensation plans of the Northeast Utilities System, as well as their weighted exercise price, in accordance with the rules of the Securities and Exchange Commission:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,956,137	$16.73	See Note 1
Equity compensation plans not approved by security holders	500,000	$9.625	None

Total	4,456,137	$15.93	See Note 1

Note to Table:

(1)	Under the Northeast Utilities Incentive Plan, 3,873,851 shares were available for issuance as of December 31, 2002. In addition, an amount equal to one percent of the outstanding shares as of the end of each year becomes available for issuance under the Incentive Plan the following year. Under the Northeast Utilities Employee Share Purchase Plan II, 7,438,295 additional shares are available for issuance. Each such plan expires in 2008.

LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

Grants of performance units were made during 2002 under the Northeast Utilities Incentive Plan to the Company’s officers. Payments will be made in cash following the close of the performance period. Threshold, target, and maximum payouts will be determined based on average annual rate of growth in net earnings over the performance period. Grants to the executive officers named in the Summary Compensation Table were as follows:

			Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)
Michael G. Morris	9,900	1/1/2002-12/31/2004	396,000	990,000	1,386,000
John H. Forsgren	4,125	1/1/2002-12/31/2004	165,000	412,500	577,500
Bruce D. Kenyon	1,803	1/1/2002-12/31/2004	72,120	180,300	252,420
Cheryl W. Grisé	3,000	1/1/2002-12/31/2004	120,000	300,000	420,000
Charles W. Shivery	2,200	1/1/2002-12/31/2004	88,000	220,000	308,000

PENSION BENEFITS

The tables on the following page show the estimated annual retirement benefits payable to an executive officer of Northeast Utilities upon retirement, assuming that retirement occurs at age 65 and that the officer is at that time not only eligible for a pension benefit under the Northeast Utilities Service Company Retirement Plan (the Retirement Plan) but also eligible for either the make-whole benefit or the make-whole benefit plus the target benefit under the Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies (the Supplemental Plan). The Supplemental Plan is a non-qualified pension plan providing supplemental retirement income to system officers. The make-whole benefit under the Supplemental Plan, available to all officers, makes up for benefits lost through application of certain tax code limitations on the benefits that may be provided under the Retirement Plan, and includes as “compensation” awards under the executive incentive plans and deferred compensation (as earned). The target benefit further supplements these benefits and is available to officers at the Senior Vice President level and higher who are selected by the Board of Trustees to participate in the target benefit and who remain in the employ of Northeast Utilities companies until at least age 60 (unless the Board of Trustees sets an earlier age).

Mr. Morris’s Employment Agreement provides that upon retirement (or upon disability or termination or following a change of control, as defined) he will be entitled to receive a special retirement benefit calculated by applying the benefit formula of the CMS Energy/Consumers Energy Company (CMS) Supplemental Executive Retirement Plan to all compensation earned from the Northeast Utilities system (the Company) and to all service rendered to the Company and CMS. If Mr. Morris retires after age 60, his special retirement benefit will be no less than that which he would have received had he been eligible for a make-whole benefit plus a target benefit under the Supplemental Plan.

Mr. Forsgren, Mrs. Grisé, and Mr. Shivery are currently eligible for a make-whole plus a target benefit. Mr. Kenyon is eligible for the make-whole benefit but not the target benefit.

Mr. Forsgren’s Employment Agreement provides for supplemental pension benefits based on crediting up to ten years additional service and providing payments equal to 25 percent of final average compensation (not to exceed 170 percent of highest average base compensation received in any 36 month period) for up to 15 years following retirement, reduced by four percentage points for each year that his age is less than 65 years at retirement. In addition, if Mr. Forsgren retires after age 58, he will be eligible for a make-whole plus a target benefit under the Supplemental Plan based on crediting three extra years of service, unreduced for early commencement.

Mr. Kenyon’s Employment Agreement provided for specially calculated retirement benefits, based on his previous arrangement with South Carolina Electric and Gas, which supplement his make-whole benefit under the Supplemental Plan. In addition, because Mr. Kenyon retired at the end of 2002 with at least three years of service with the Company, he received two extra years of service for purpose of his special retirement benefit. Because he voluntarily terminated employment after achieving three years of service, following a “substantial change in responsibilities resulting from a material change in the business of Northeast Utilities”, the termination of the Company’s responsibility to operate Seabrook

Station, he received an additional year of service for the purpose of his special retirement benefit. Because he retired with at least three years of service with the Company, he received a lump sum payment of $500,000.

Mr. Shivery’s Employment Agreement provides for a special retirement benefit, following completion of five years of service with the Company, consisting of the excess over benefits otherwise payable from the Retirement Plan and the Supplemental Plan needed to give him the equivalent of fully-vested benefits under the Retirement Plan and the Supplemental Plan calculated by adding three additional years to his actual service and utilizing an early commencement reduction factor of 2 percent per year for each year younger than age 65 at commencement, if better than the factors then in use under the Retirement Plan.

ANNUAL BENEFIT FOR OFFICERS ELIGIBLE FOR MAKE-WHOLE BENEFIT

Final Average Compensation	Years of Credited Service
	15	20	25	30	35
$ 200,000	$43,521	$58,028	$72,535	$87,042	$101,549
$ 250,000	$54,771	$73,028	$91,285	$109,542	$127,799
$ 300,000	$66,021	$88,028	$110,035	$132,042	$154,049
$ 350,000	$77,271	$103,028	$128,785	$154,542	$180,299
$ 400,000	$88,521	$118,028	$147,535	$177,042	$206,549
$ 450,000	$99,771	$133,028	$166,285	$199,542	$232,799
$ 500,000	$111,021	$148,028	$185,035	$222,042	$259,049
$ 600,000	$133,521	$178,028	$222,535	$267,042	$311,549
$ 700,000	$156,021	$208,028	$260,035	$312,042	$364,049
$ 800,000	$178,521	$238,028	$297,535	$357,042	$416,549
$ 900,000	$201,021	$268,028	$335,035	$402,042	$469,049
$1,000,000	$223,521	$298,028	$372,535	$447,042	$521,549
$1,100,000	$246,021	$328,028	$410,035	$492,042	$574,049
$1,200,000	$268,521	$358,028	$447,535	$537,042	$626,549

ANNUAL BENEFIT FOR OFFICERS ELIGIBLE FOR

MAKE-WHOLE PLUS TARGET BENEFIT

Final Average Compensation	Years of Credited Service
	15	20	25	30	35
$ 200,000	$72,000	$96,000	$120,000	$120,000	$120,000
250,000	90,000	120,000	150,000	150,000	150,000
300,000	108,000	144,000	180,000	180,000	180,000
350,000	126,000	168,000	210,000	210,000	210,000
400,000	144,000	192,000	240,000	240,000	240,000
450,000	162,000	216,000	270,000	270,000	270,000
500,000	180,000	240,000	300,000	300,000	300,000
600,000	216,000	288,000	360,000	360,000	360,000
700,000	252,000	336,000	420,000	420,000	420,000
800,000	288,000	384,000	480,000	480,000	480,000
900,000	324,000	432,000	540,000	540,000	540,000
1,000,000	360,000	480,000	600,000	600,000	600,000
1,100,000	396,000	528,000	660,000	660,000	660,000
1,200,000	432,000	576,000	720,000	720,000	720,000

The benefits presented in the tables above are based on a straight life annuity beginning at age 65 and do not take into account any reduction for joint and survivorship annuity payments. Final average compensation for purposes of calculating the target benefit is the highest average annual compensation of the participant during any 36 consecutive months compensation was earned. Final average compensation for purposes of calculating the make-whole benefit is the highest average annual compensation of the participant during any 60 consecutive months compensation was earned. Compensation for these benefits includes the annual salary and bonus shown in the Summary Compensation Table and, for officers hired before November 1, 2001, an amount that represents the annual value of long term incentive compensation. Compensation for purposes of these benefits does not include employer matching contributions under the 401k Plan. In the event that an officer’s employment terminates because of disability, the retirement benefits shown above would be offset by the amount of any disability benefits payable to the recipient that are attributable to contributions made by Northeast Utilities and its subsidiaries under long term disability plans and policies.

Mr. Morris is not eligible to participate in the Supplemental Plan, but he does participate in the Retirement Plan. The amount of his annual compensation covered by the Retirement Plan was limited by the IRS to $200,000 for 2002. The compensation covered by the Supplemental Plan in 2002 for Mr. Forsgren, Mrs. Grisé, Mr. Kenyon and Mr. Shivery was $933,084, $826,155, $622,782, and $506,731, respectively.

As of December 31, 2002, the executive officers named in the Summary Compensation Table had approximately the following years of credited service for purposes of the Supplemental Plan: Mr. Kenyon – 8, Mr. Forsgren – 6, Mrs. Grisé – 22, and Mr. Shivery – 0. Mr. Morris had 24 years of service for purpose of his special retirement benefit. In addition, Mr. Forsgren had 12 years of service for purposes of his supplemental pension benefit and would have 25 years of service for such purpose if he were to retire at age 65.

TRUSTEE COMPENSATION

Each Trustee who was not an employee of Northeast Utilities or its subsidiaries was compensated in 2002 and will be compensated in 2003 at an annual rate of $20,000, and receives $1,000 for each meeting attended of the Board or its Committees. A non-employee Trustee who participates in a meeting of the Board or any of its Committees by conference telephone receives $1,000 ($675 in 2002) per meeting. Also, a non-employee Trustee who is asked by either the Board of Trustees or the Chairman of the Board to perform extra Board-related services in the interest of the Northeast Utilities system may receive additional compensation of $1,000 per day plus necessary expenses. The Chairs of the Audit, Compensation, Corporate Affairs, Corporate Governance, and Finance Committees were compensated at an additional annual rate of $3,500 in 2002; this rate was raised to $10,000 and $5,000, respectively, for the Chairs of the Audit Committee and Compensation Committee, effective in 2003, while the rate for other Committee Chairs remains the same. In addition to the above compensation, Dr. Kennan is paid at the annual rate of $30,000 for the extra services performed as Lead Trustee. Prior to the dissolution of the Nuclear Committee in December 2002, its Chair received an additional retainer at the rate of $25,000 per year.

Trustees also received 1,000 common shares of Northeast Utilities in 2002, and 2,000 shares in 2003, subject to any deferral election in effect. Under the terms of the Northeast Utilities Incentive Plan, each non-employee Trustee is also eligible for stock-based grants. During 2002 each such Trustee was granted non-qualified options under the Incentive Plan to purchase 2,500 common shares of Northeast Utilities. Receipt of shares acquired on exercise of these options may be deferred pursuant to the terms of the Northeast Utilities Deferred Compensation Plan for Executives. In March 2003, subject to any deferral election in effect, each non-employee Trustee was granted 1,000 restricted common shares which vest in March 2004.

Prior to the beginning of each calendar year, each non-employee Trustee may irrevocably elect to have all or any portion of their retainers and fees paid in the form of common shares of Northeast Utilities. Pursuant to the Northeast Utilities Deferred Compensation Plan for Trustees, each Trustee may also irrevocably elect to defer receipt of some or all cash and/or share compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Trustees and certain officers of Northeast Utilities and persons who beneficially own more than ten percent of the outstanding common shares of Northeast Utilities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. Based on review of copies of such forms furnished to Northeast Utilities, or written representations that no Form 5 was required, Northeast Utilities believes that for the year ended December 31, 2002, all such reporting requirements were complied with in a timely manner.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Northeast Utilities has entered into an employment agreement with Mr. Morris and Northeast Utilities Service Company (NUSCO) has entered into employment agreements with each of the other named executive officers. The agreements are binding on Northeast Utilities and, except for Mr. Shivery’s agreement, on each majority-owned subsidiary of Northeast Utilities.

Each agreement obligates the officer to perform such duties as may be directed by the NUSCO Board of Directors or the Northeast Utilities Board of Trustees, protect the Company’s confidential information, and refrain, while employed by the Company and for a period of time thereafter, from competing with the Company in a specified geographic area. Each agreement provides that the officer’s base salary will not be reduced below certain levels without the consent of the officer, and that the officer will participate in specified benefits under the Supplemental Executive Retirement Plan or other supplemental retirement programs (see Pension Benefits, above) and/or in certain executive incentive programs at specified incentive opportunity levels.

Each agreement provides for a specified employment term and for automatic one-year extensions of the employment term unless at least six months’ notice of non-renewal is given by either party. The employment term may also be ended by the Company for “cause”, as defined, at any time (in which case certain supplemental retirement benefits may be forfeited), or by the officer on thirty days’ prior written notice for any reason. Absent “cause”, the Company may remove the officer from his or her position on sixty days’ prior written notice, but in the event the officer is so removed and signs a release of all claims against the Company, the officer will receive two years’ base salary and annual incentive payments, specified employee welfare and pension benefits, and vesting of stock appreciation rights, options and restricted stock.

Under the terms of the agreements, upon any termination of employment following a change of control, as defined, between (a) the earlier of the date shareholders approve a change of control transaction or a change of control transaction occurs and (b) the earlier of the date, if any, on which the Board of Trustees abandons the transaction or the date two years following the change of control, if the officer signs a release of all claims against the Company, the officer will be entitled to certain payments including a multiple (not to exceed three) of annual base salary, annual incentive payments, specified employee welfare and pension benefits, and vesting of specified long-term incentive compensation. Certain of the change of control provisions may be modified by the Board of Trustees prior to a change of control, on at least two years’ notice to the affected officer(s).

Besides the terms described above, the agreements of Messrs. Morris, Forsgren, Kenyon and Shivery provide for a specified salary, cash, restricted stock and/or stock options upon employment, special incentive programs and/or special retirement benefits. See Pension Benefits, above, for further description of these provisions. The agreements of Mr. Forsgren and Mrs. Grisé were supplemented during 2001 to provide for a deferred payment of $520,000 and $500,000, respectively, vesting in even installments (adjusted to reflect investment performance) on June 28, 2002, 2003 and 2004, so long as such officer remains in the employ of Northeast Utilities Service Company, and vesting sooner in the event of a change of control of the Company or involuntary termination without cause.

The descriptions of the various agreements set forth above are for purpose of disclosure in accordance with the proxy and other disclosure rules of the SEC and shall not be controlling on any party; the actual terms of the agreements themselves determine the rights and obligations of the parties.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee’s Responsibilities

The Compensation Committee of the Board of Trustees (the Committee) is composed entirely of non-employee Trustees. The Committee is the administrator of executive compensation programs for the executives of the Northeast Utilities system (the Company) with authority to establish and interpret the terms of the Company’s executive salary and incentive programs. The purpose of this report is to summarize the compensation philosophy and policies that the Committee applied in making executive compensation decisions in 2002.

Compensation Philosophy

The Committee has approved compensation programs intended to:

•	Attract and retain key executives by providing total compensation competitive with that of other executives employed by companies of similar size, complexity and lines of businesses;

•	Motivate executives and key employees to achieve strong financial and operational performance;

•	Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

•	Reward individual performance;

•	Align executive interests with those of Northeast Utilities’ shareholders and with Company performance by continuing with the use of share-based incentives as a significant part of executives’ compensation; and

•	Encourage long-term commitment to the Company.

Compensation Methodology

The Committee periodically assesses the Company’s compensation program to assure a strong alignment with its business strategies, goals and objectives, as well as marketplace practices. Each year, with the assistance of an independent compensation consultant, the Committee reviews data from market surveys, proxy statements and other publicly available information of similarly sized utility companies to assess the Company’s competitive position with respect to the following three components of executive compensation:

•	Base Salary;

•	Annual Incentives; and

•	Long-Term Incentives

In making compensation decisions for each executive, the Committee also considers individual performance, level of responsibility, and skills and experience.

Components of Compensation

        Base Salary

With the exception of the CEO, whose compensation is determined by the full Board of Trustees, the Committee sets the annual base salary for each executive officer. The

Committee periodically adjusts officers’ base salaries to reflect considerations such as changes in responsibility, market sensitivity, individual performance and internal equity. The goal for the base pay component is to compensate executives at a level which is commensurate with the salaries of high performing individuals in comparable positions and markets. In 2002 the Committee, with the assistance of an independent compensation consultant, reviewed marketplace compensation levels for officers. Based on this review, base pay increases were approved, effective September 1, 2002, where appropriate to maintain competitive positioning.

        Annual Incentive Awards

The Annual Incentive Program provides annual incentives to executives to promote the achievement of performance objectives of the Company and the executive. The Program was designed to establish payouts based on the Company’s performance against an adjusted net income goal and the individual’s performance against specific pre-established individual goals.

Target incentive opportunities under this Program are established as a percentage of base salary, using survey data for individuals in comparable positions and markets. Incentive amounts are intended to provide competitive incentive payment for individuals in comparable positions and markets when target performance is achieved. Incentive amounts may equal up to 200% of target when outstanding financial results are achieved. The Program provides that payouts are made in cash, except that for the most senior executives half the award is to be made in the form of restricted NU common shares in order to increase retention incentives and more closely align these executives’ interests with those of shareholders.

        Long-Term Incentive Awards

The Committee has structured long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention. The Committee seeks to establish competitive long-term incentive awards for the officer group. Long-term stock-based incentive grants were made during the year to each executive officer and other officers and certain key employees of the Company. These awards were in the form of stock options, which vest based on continuing service over three years, and for officers, also in the form of Performance Units. The Performance Units are generally structured to vest at the end of a three-year period based on earnings growth over the period, with specified targets for each three-year period to be established at the time of grant based on the Company’s then current multi-year business plan.

Compensation of the Chief Executive Officer

The CEO’s compensation is set by the Board of Trustees following a recommendation by the Committee pursuant to an evaluation process developed by the Committee in conjunction with the Corporate Governance Committee of the Board of Trustees. In 2002, the Committee retained the consulting firm of Pearl Meyer & Partners to conduct a review of the new employment contract and compensation of the CEO. The CEO participates in the same compensation programs and receives compensation based on the same criteria as the Company’s other executive officers. However, the CEO’s compensation reflects the greater policy- and decision-making authority that the CEO holds and the higher level of responsibility he has with respect to the strategic direction of the Company and its financial and operating results. The components of Mr. Morris’s 2002 compensation were:

•	Base Salary: In conjunction with the execution of his new employment contract, the CEO received a base salary increase of 5.6%, to $950,000, effective September 1, 2002.

•	Annual Incentives: The CEO’s target annual incentive for 2002 was equal to 150 percent of base pay, or $1,350,000. The total annual incentive for Mr. Morris was $458,000, which represented approximately 33% of target payout in recognition of net income performance that was below target. This amount was paid 50% in cash and 50% through 16,127 shares of restricted stock. In December 2002 the CEO received a $100,000 special payment in recognition of the completion of the sale of Seabrook Station at a price per kilowatt higher than any previous nuclear plant sale.

•	Long-Term Incentive Grants: The CEO’s grant was targeted at 220 percent of base salary based upon the Committee’s dual goals of market competitiveness and alignment with shareholder interests. In February 2002 the CEO received options to purchase 130,600 shares at a price of $18.58, which vest equally in February 2003, 2004 and 2005, and was granted 9,900 Performance Units with a target value equal to $100 per unit. In conjunction with the execution of his new employment contract, in November 2002 the CEO also received options to purchase 500,000 shares at a price of $16.55 per share, which will all vest August 20, 2007, contingent on continued employment.

It is the Committee’s intention that, when taken together, the components of the CEO’s pay, including base salary, annual incentives and long-term incentives, will result in compensation which approximates between the 50th and the 75th percentile of the market.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct annual compensation in excess of $1 million paid to certain employees, generally the CEO and four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. The Committee believes that its compensation program adequately responds to issues raised by the deductibility cap placed on executive salaries by Section 162(m) due to the Company’s use of stock options and qualified performance-based compensation in Company incentive programs. It is not anticipated that compensation realized by any executive officer under the Company’s plans and programs now in effect will result in a material loss of tax deductions.

This report has been provided by the Compensation Committee.

Respectfully submitted,

Robert E. Patricelli, Chair

John F. Swope, Vice Chair

Richard H. Booth

Cotton Mather Cleveland

Sanford Cloud, Jr.

E. Gail de Planque

Elizabeth T. Kennan

Dated:  February 25, 2003

SHARE PERFORMANCE CHART

The following chart compares the cumulative total return on an investment in Northeast Utilities common shares with the cumulative total return of the S&P 500 Stock Index and the S&P Electric Companies Index over the last five fiscal years, in accordance with the rules of the SEC, assuming $100 invested on January 1, 1998 in Northeast Utilities (NU) common shares, S&P 500 Index and S&P Electric Companies Index with all dividends reinvested. Total return of NU common shares assumes reinvestment of all dividends on payment date. Values shown are as of December 31 of each year.

2.    RATIFICATION OF THE SELECTION OF AUDITORS

The firm of Deloitte & Touche LLP, independent public accountants, was recommended by the Audit Committee to the Board of Trustees to serve as independent auditors of Northeast Utilities and its subsidiaries for 2002. The Shareholders ratified the Board’s selection of Deloitte & Touche LLP as the independent auditors for Northeast Utilities and its subsidiaries at the 2002 Annual Meeting of Shareholders. Pursuant to the recommendation of the Audit Committee, the Board of Trustees now recommends that shareholders ratify the selection by the Audit Committee of Deloitte & Touche LLP to conduct an audit of Northeast Utilities and its subsidiaries for 2003. The Declaration of Trust of the Company does not require that its shareholders ratify the selection of independent auditors. Whether or not the appointment of Deloitte & Touche LLP is ratified by the shareholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. This is consistent with the responsibilities of the Audit Committee as outlined in its new charter.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders at the meeting.

The Board of Trustees recommends that shareholders vote FOR this proposal.

RELATIONSHIP WITH INDEPENDENT AUDITORS

On March 15, 2002, the Company dismissed Arthur Andersen LLP (“AA”) as the Company’s independent public accountants. This determination followed the Company’s decision to seek proposals from other independent accountants to audit the Company’s consolidated financial statements and the financial statements of certain subsidiaries for the year ending December 31, 2002. The decision not to renew the engagement of AA was made by the Board of Trustees of the Company based upon a recommendation of the Audit Committee.

AA’s reports on the Company’s consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope or accounting principles. AA’s report on the Company’s consolidated financial statements for the year ended December 31, 2001 included an explanatory paragraph with respect to the adoption of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended.

Effective March 15, 2002, the Board of Trustees, based upon a recommendation of its Audit Committee, retained Deloitte & Touche LLP as its independent auditors to audit the Company’s consolidated financial statements for the year ending December 31, 2002. The decision to retain Deloitte & Touche LLP was submitted to shareholders for nonbinding ratification at the Company’s 2002 Annual Meeting of Shareholders held on May 14, 2002.

Between January 1, 2000 and March 14, 2002, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the

Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit services performed by Deloitte & Touche LLP for 2002 consisted of an audit and report on the 2002 financial statements of Northeast Utilities and certain subsidiaries with respect to filings with government agencies such as the Securities and Exchange Commission, the Federal Energy Regulatory Commission, and the Connecticut Department of Public Utility Control. In addition, as a result of the Company’s decision to report energy trading revenues on a net basis, Deloitte & Touche LLP was engaged to reaudit the Company’s 2001 consolidated financial statements and those of a principal subsidiary.

2002 Fees Paid to Principal Auditor

Consistent with the direction of Section 208(a) of the Sarbanes-Oxley Act of 2002, fees from services provided by the Company’s independent auditors have been broken out into four groups: Audit Fees, Audit Related Fees, Tax Fees and Other Fees. This additional disclosure aims to distinguish those fees that are directly related to audit services and those that are related to ancillary services. During fiscal year 2002, the Company retained its principal auditors, Deloitte & Touche LLP, to provide services as follows:

Audit and audit-related fees aggregated $2,119,800 for the year ended December 31, 2002, and were comprised of the following:

1.    Audit Fees

The aggregate fees billed to NU and its subsidiaries by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu and their respective affiliates (collectively, Deloitte & Touche) for audit services rendered for the year ended December 31, 2002 totaled $2,045,000. The audit fees were incurred for audits of the annual consolidated financial statements of NU and its subsidiaries, reviews of financial statements included in quarterly reports on Form 10-Q of NU and its subsidiaries, and fees for accounting consultations related to the application of new accounting standards and rules. This amount also includes fees and expenses of $911,000 in conjunction with performing the reaudit of NU’s 2001 consolidated financial statements and those of a principal subsidiary.

2.    Audit Related Fees

The aggregate fees billed to NU and its subsidiaries by Deloitte & Touche for audit related services rendered for the year ended December 31, 2002 totaled $74,800, primarily related to certain agreed-upon procedures.

3.    Tax Fees

The aggregate fees billed to NU and its subsidiaries by Deloitte & Touche for tax services for the year ended December 31, 2002 totaled $51,932.

4.    Other Fees

The aggregate fees billed to NU and its subsidiaries by Deloitte & Touche for the year ended December 31, 2002 for services other than the services described above totaled $26,840, primarily related to rate-making training classes provided by Deloitte & Touche.

The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining auditor independence, and has concluded that Deloitte & Touche is independent of the Company in all respects.

2001 Fees Paid to Principal Auditor

During fiscal year 2002, the Company retained its then principal auditors, AA, to provide services as follows:

Audit and audit-related fees aggregated $1,560,900 for the year ended December 31, 2001, and were comprised of the following:

1.    Audit Fees

The aggregate fees billed to NU and its subsidiaries by AA for audit services rendered for the year ended December 31, 2001 totaled $1,045,000. The audit fees were incurred for audits of the annual consolidated financial statements of NU and its subsidiaries and reviews of financial statements included in quarterly reports on Form 10-Q of NU and its subsidiaries.

2.    Audit Related Fees

The aggregate fees billed to NU and its subsidiaries by AA for audit related services rendered for the year ended December 31, 2001 totaled $515,900, primarily related to providing comfort letters and consents for financings, auditing the employee benefit plans, and certain agreed-upon procedures.

3.    Tax Fees

The aggregate fees billed to NU and its subsidiaries by AA for tax services for the year ended December 31, 2001 totaled $317,300.

4.    Other Fees

The aggregate fees billed to NU and its subsidiaries by AA for the year ended December 31, 2001 for services other than the services described above totaled $129,800, primarily related to providing resources to the internal audit function.

Pre-Approval of Services Provided by Principal Auditors

In 2002, the Audit Committee established policies and procedures regarding the pre-approval of services provided by the principal auditors. Those policies and procedures establish a de minimis level of fees, outline services that Deloitte & Touche is prohibited from providing, and delegate pre-approval of services to the Audit Committee Chair and/or Vice Chair provided that all such pre-approvals are presented to the Audit Committee at the next regularly scheduled meeting of the Committee.

Included in 2002 audit fees and audit related fees paid to Deloitte & Touche are $34,000 and $12,800, respectively, of services where pre-approval was not required, as such services were de minimis.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is solely responsible for oversight of the relationship of Northeast Utilities with its independent auditors on behalf of the Board of Trustees. As part of its responsibilities, the Audit Committee has received from the auditors the required communications, including the letter from the independent auditors required by the Independence Standards Board, has discussed these matters and the independent auditor’s independence with the independent auditors as required by generally accepted auditing standards, and has reviewed and discussed the audited consolidated financial statements of Northeast Utilities for the years ended December 31, 2002 and 2001 with management.

The Board of Trustees and the Audit Committee are aware of the requirements of the Sarbanes-Oxley Act of 2002, the recent increased scrutiny of financial statement disclosures of publicly held companies and the related rulemaking issued by the Securities and Exchange Commission.

The Audit Committee has discussed the appropriateness and adequacy of disclosures in the consolidated financial statements with management and the independent auditors in light of this guidance. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in Northeast Utilities’ Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Respectfully submitted,

John F. Swope, Chair

Richard H. Booth, Vice Chair

E. Gail de Planque

Elizabeth T. Kennan

Dated: February 24, 2003

3.    AMENDMENT OF THE DECLARATION OF TRUST REGARDING

LOCATION OF TRANSFER AGENT AND REGISTRAR

The Board of Trustees recommends that the shareholders approve a proposal to amend Article 21 of the Declaration of Trust to remove a provision that requires Northeast Utilities to maintain a transfer agent and a registrar for its common shares in Boston, Massachusetts. The text of Article 21, as it currently exists and as it would be modified to reflect the proposed amendment, is set forth in Appendix B to this proxy statement.

While the Declaration of Trust does require that a transfer agent and registrar be located in Boston, the Declaration of Trust also provides for the appointment of multiple transfer agents and registrars for all classes of securities (including the common shares) which may be located outside of Massachusetts. Since 2001, Northeast Utilities has maintained both Boston, Massachusetts and New York, New York transfer agents and registrars for its common shares. However, there is no longer any organization with an office in Boston currently offering equity transfer agent and registrar services. In light of this fact, which reflects the changed marketplace in the shareholder services industry, an amendment to the Declaration of Trust is desirable to eliminate the requirement for a Boston-based transfer agent and registrar.

If the Declaration of Trust is amended as proposed, Northeast Utilities will continue to maintain a transfer agent and registrar for the common shares in New York, New York, as required by the New York Stock Exchange. The proposed amendment would not affect any shareholder’s right to engage in share-based transactions.

The approval of two-thirds of the Trustees and two-thirds of the outstanding common shares is required for this proposal to be approved. By unanimous vote of the Trustees present at a meeting of the Board held on February 25, 2003, the Board approved this proposal and recommended that shareholders also approve it.

The Board of Trustees recommends that shareholders vote FOR this proposal.

4.    RE-APPROVAL OF MATERIAL TERMS OF

INCENTIVE PLAN PERFORMANCE GOALS

The Board of Trustees adopted the Northeast Utilities Incentive Plan (the Incentive Plan) on January 13, 1998, effective on January 1, 1998, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on May 12, 1998. The text of the Incentive Plan is included as Appendix C to this proxy statement.

Section 162(m) of the Internal Revenue Code provides that the Company may be precluded from claiming a federal income tax deduction for remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated executive officers in any one year. The remuneration that is subject to the Section 162(m) limitation does not include “qualified performance-based compensation.” Awards and Grants under the Incentive Plan are generally intended to meet the requirements of “qualified performance-based compensation” and therefore be excluded from “remuneration” for purposes of the Section 162(m) limitation.

The Internal Revenue Service’s regulations under Section 162(m) require that in order for the Compensation Committee to be able to modify targets under a performance goal from time to time, the material terms of the performance goal (which consist of the classes of employees eligible to receive Awards and Grants, a description of the business criteria on which performance goals are based, and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goal is attained) must be disclosed to and re-approved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goal. Because the Incentive Plan was approved by shareholders in 1998, the material terms of the performance goals must be re-approved in 2003 in order for Awards and Grants to continue to qualify as “qualified performance-based compensation”. The following paragraphs disclose the material terms of the performance goals in accordance with the requirements of the regulations of the Internal Revenue Service and the Securities and Exchange Commission.

The Incentive Plan provides for annual incentive awards (Awards) to officers of the Company at or above the Vice President level and grants of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights and performance units to selected employees of the Company, including employees who are also Trustees of Northeast Utilities. In addition, the Incentive Plan provides for grants of nonqualified stock options to non-employee Trustees of Northeast Utilities and Company contractors. Grants of stock options, restricted stock, stock appreciation rights and performance units are referred to collectively as “Grants.” As of January 1, 2003 approximately 30 officers were eligible to receive Awards under the Incentive Plan and approximately 6,900 employees and ten Trustees (including non-employee Trustees) were eligible to receive Grants under the Incentive Plan.

Stock options and stock appreciation rights generally meet the requirements of “qualified performance-based compensation” without further action by shareholders if the exercise price is at least equal to the fair market value of the common shares on the date of grant.

Under the terms of the Incentive Plan, Grants of restricted stock or performance units may be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Compensation Committee may determine. The measure of a performance unit may be based on the fair market value of a common share or such other measurement base as the Compensation Committee specifies from the following: the growth of Northeast Utilities’ share price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The Compensation Committee will determine the performance criteria, the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.

Annual Awards to officers are based on a comparison of the Company’s performance for the year against the financial target set for such year. Performance goals with respect to such Awards may relate to the officer’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the two, as determined by the Compensation

Committee. Financial targets may be based on the growth of Northeast Utilities common share price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

The Compensation Committee will establish in writing the objective performance goals that must be met (based on the financial criteria summarized above) and other conditions of the award before the beginning of the annual incentive period (or within 90 days after its commencement), performance period or during a period permitted by Section 162(m). The Compensation Committee will not have discretion to increase the amount of compensation that is payable upon achievement of performance goals. At the end of each performance period, the Compensation Committee will certify the results of the performance goals and the extent to which the performance goals have been met.

During any calendar year, no participant may receive Grants under the Incentive Plan of more than 2.5 percent of the total number of common shares outstanding as of December 31, 1997. No more than 30 percent of the shares authorized for use in any year may be used for restricted stock and performance unit Grants in such year. The number of common shares associated with restricted stock or performance units measured with respect to the fair market value of common shares granted as “qualified performance-based compensation” to any participant for any year of a performance period may not exceed 2.5 percent of the number of common shares outstanding as of December 31, 1997. If performance units are measured with respect to other criteria, the maximum amount that may be paid to an employee with respect to a performance period is $3,500,000. The maximum annual Award for any officer is $3,500,000.

Re-approval of the material terms of the Incentive Plan performance goals requires the affirmative vote of a majority of the votes cast on this issue.

The Board of Trustees recommends that shareholders vote FOR this proposal.

5.    OTHER MATTERS

The Board of Trustees knows of no matters other than the foregoing to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

ANNUAL REPORT

Northeast Utilities’ Annual Report to Shareholders for the year ended December 31, 2002, including financial statements, is being mailed with or prior to this proxy statement. An additional copy of the Annual Report will be mailed to any shareholder upon request.

COST OF SOLICITATION OF PROXIES

The cost of soliciting proxies on behalf of the Board of Trustees will be borne by Northeast Utilities. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph, by Trustees, officers or employees of Northeast Utilities or Northeast Utilities Service Company, by employees of The Bank of New York, Transfer Agent and Registrar, or by an independent company, Morrow & Co., Inc., which has been retained to assist in the solicitation of proxies from banks, brokerage firms, nominees and individual shareholders for a fee of $15,000 plus reimbursement for expenses. Arrangements will be made to reimburse brokerage firms, nominees, custodians and fiduciaries for expenses incurred in forwarding solicitation materials to the beneficial owners of common shares held as of March 14, 2003.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

To be included in the proxy statement and form of proxy for the 2004 Annual Meeting of Shareholders, proposals by shareholders must be received no later than December 2, 2003, and must satisfy the conditions established by the SEC. Shareholder proposals submitted to be considered at the 2004 Annual Meeting without inclusion in next year’s proxy materials must be received no later than February 13, 2004. If Northeast Utilities is not notified of a shareholder proposal by February 13, 2004, then proxies held by management may provide the discretion to vote against such proposal, even though such proposal is not discussed in the proxy statement. Proposals should be addressed to O. Kay Comendul, Assistant Secretary, Northeast Utilities, Post Office Box 270, Hartford, Connecticut 06141-0270.

By order of the Board of Trustees,

Gregory B. Butler

Vice President, Secretary

and General Counsel

ANNUAL REPORT ON FORM 10-K

Northeast Utilities will provide shareholders with a copy of its 2002 Annual Report on Form 10-K to the SEC, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to:

O. Kay Comendul

Assistant Secretary

Northeast Utilities

Post Office Box 270

Hartford, Connecticut 06141-0270

Appendix A

Audit Committee Charter

Purpose

The Audit Committee of Northeast Utilities (the “Company”) is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors’ qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and financial literacy requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. The Company shall use all reasonable and prudent efforts to have at least one member of the Audit Committee who is an audit committee financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. One of the members of the Audit Committee shall be designated by the Board to be Chairman. Audit Committee members may be removed by the majority vote of the independent Trustees at any time.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditors in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall maintain minutes of its meetings and provide copies of the minutes to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Corporate Governance Committee for approval. The Audit Committee shall annually review the Audit Committee’s own performance and report its findings to the Board.

The Audit Committee, as necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, including disclosures made in the management’s discussion and analysis portion thereof, prior to the filing of its Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

3.	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

(c)	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment, risk management policies and business continuity planning.

8.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditors

10.	Review and evaluate the lead partner of the independent auditors’ team.

11.	Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

12.	Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

14.	Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

15.	Review the appointment and replacement of the senior internal auditing executive.

16.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

17.	Review with the internal auditing department, management and independent auditors the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit and ensure that there are no restrictions placed on the internal audit process.

Compliance Oversight Responsibilities

18.	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Adopted: February 25, 2003

Appendix B

Changes to Article 21 of the Declaration of Trust

EXISTING SECTION 21 OF THE NU DECLARATION OF TRUST

(21) A register or registers shall be kept by or on behalf of the Trustees which shall contain the names and addresses of the Shareholders and the number and kind of shares held by them respectively. Such register or registers may be in such form as the Trustees may from time to time deem proper. No Shareholder shall be entitled to receive payment of any dividend declared or other distribution from the trust estate or to have any notice given to him as herein provided until he has given his address to the Trustees or to a Transfer Agent for the class of shares held by him for entry on such register. The Trustees may appoint a Transfer Agent and a Registrar for any class of shares, each of which as to the common shares shall be located in Boston, Massachusetts, and may also appoint additional Transfer Agents and Registrars within or outside of Massachusetts for any class of shares. Any Transfer Agent and Registrar so appointed shall have such duties as may be prescribed by the Trustees.

PROPOSED AMENDMENT TO SECTION 21 OF THE NU DECLARATION OF TRUST

(21) A register or registers shall be kept by or on behalf of the Trustees which shall contain the names and addresses of the Shareholders and the number and kind of shares held by them respectively. Such register or registers may be in such form as the Trustees may from time to time deem proper. No Shareholder shall be entitled to receive payment of any dividend declared or other distribution from the trust estate or to have any notice given to him as herein provided until he has given his address to the Trustees or to a Transfer Agent for the class of shares held by him for entry on such register. The Trustees may appoint one or more Transfer Agents and one or more Registrars for any class of shares. Any Transfer Agent and Registrar so appointed shall have such duties as may be prescribed by the Trustees.

B-1

Appendix C

Northeast Utilities Incentive Plan

Adopted by Northeast Utilities Board of Trustees – January 13, 1998

Approved by Northeast Utilities Shareholders – May 12, 1998

ARTICLE I

PURPOSE

The purpose of the Northeast Utilities Incentive Plan (the “Plan”) is to provide  (i) designated employees of the Company (as hereinafter defined) and (ii) non-employee members of the Board of Trustees (the “Board”) of Northeast Utilities, a Massachusetts business trust, (“NU”) with the opportunity to receive annual incentive compensation and grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will assist it in recruiting talented employees who will contribute materially to the growth of the Company, thereby benefitting NU’s shareholders, and will align the economic interests of the participants with those of the shareholders.

ARTICLE II

ADMINISTRATION

1.  Committee.    The Plan shall be administered and interpreted by the Board’s Compensation Committee, or the person or persons to which such committee delegates any of its functions under the Plan (the “Committee”). The Committee may consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate or as are submitted by the Committee.

2.  Committee Authority.    The Committee shall have the sole authority to (i) establish, and review the Company’s and the Grantee’s, as defined below, performance against, annual goals for purpose of the annual incentives to be distributed and determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

3.  Committee Determinations.    The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

ARTICLE III

ANNUAL INCENTIVE AWARDS

1.  Eligibility for Participation.    Each employee of the Company classified as a Vice President or higher (an “Executive Employee”) shall be eligible to receive an annual incentive award (an “Award”) under the Plan.

2.  Annual Awards.

(a) As soon as practicable after the start of each fiscal year of NU, but in any event within 90 days, the Committee shall set the financial target for the Company which shall be the basis for determining the Awards to be paid to each Executive Employee for such fiscal year. The financial target shall be based on the growth of NU’s stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures and the Committee shall communicate the target and the percentages (including minimums and maximums) for each Executive Employee applicable to each level of achievement against the target set. In no event may an individual Award for an Executive Employee exceed $3,500,000.

(b) The maximum amount of an Award for an Executive Employee shall be based upon the Company’s performance compared against the financial target set for that fiscal year. The actual amount of the Award for any Executive Employee may be reduced by the Committee if the Executive Employee does not satisfy one or more of the individual financial or nonfinancial objectives set by the Committee for that Executive Employee as of the beginning of the relevant fiscal year. Any such objectives for an Executive Employee shall be set by the Committee and announced to the affected Executive Employee no later than 90 days after the commencement of the relevant fiscal year of NU.

(c) The Committee shall certify and announce the Awards that will be paid by the Company to each Executive Employee as soon as practicable following the final determination of the Company’s financial results for the relevant fiscal year. Payment shall normally be made, in cash, or in shares of Company Stock (as hereinafter defined) or Options (as hereinafter defined) the value of which shall equal the amount to be distributed, all as determined by the Committee, within 90 days following the end of such fiscal year, provided that the Executive Employee has not separated from employment by the Company prior to the date that payment is due except as otherwise specifically provided in a contract between the Company and the Executive Employee. If an Executive Employee’s employment terminated for Retirement (as hereinafter defined), death or Disability (as hereinafter defined) a full Award shall be paid (unless such event occurred during the fiscal year for which the Award is earned, in which case the Award will be pro-rated as of the date of termination) when all other payments are made in accordance with the first sentence of this Section.

ARTICLE IV

STOCK-BASED GRANTS

1.  Grants.    Grants under the Plan may consist of grants of incentive stock options (“Incentive Stock Options”) or nonqualified stock options (“Nonqualified Stock Options”)(Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), restricted stock (Restricted Stock”), stock appreciation rights (“SARs”), and/or performance units (“Performance Units”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Grantees, as defined below.

2.  Eligibility for Participation.

(a)  Eligible Persons.    All employees of the Company (“Employees”), including Employees who are officers or members of the Board, contractors of the Company (“Contractors”), and members of the Board who are not Employees (“Non-Employee Trustees”) shall be eligible to receive Grants under the Plan. Contractors shall be eligible to receive Grants only of Nonqualified Stock Options. Non-Employee Trustees shall be eligible to receive Grants only under Article V of the Plan.

(b)  Selection of Grantees.    The Committee shall select the Employees and Contractors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Contractors and Non-Employee Trustees who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

(c)  Collective Bargaining Employees.    Anything to the contrary in this Plan notwithstanding, no Employee whose terms and conditions of employment are subject to negotiation with a collective bargaining agent shall be eligible to receive Grants under this Plan until the agreement between the Company and such collective bargaining agent with respect to the Employee provides for participation in the Plan.

3. Granting of Options.

(a)  Number of Shares.    The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Contractors subject to the overall limits of Article IX.

(b)  Type of Option and Price.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.

Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Contractors and Non-Employee Trustees.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be the closing price of the Company Stock as reported in the Wall Street Journal as composite transactions for the relevant date (or the latest date for which such price was reported if such date is not a business day), or if not available, determined as follows: (x) if the principal trading market for the Company Stock is the New York Stock Exchange, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (y) if the principal trading market for the Company Stock is a national securities exchange other than the New York Stock Exchange or is the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (z) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c)  Option Term.    The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d)  Exercisability of Options.    Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)  Termination of Employment, Retirement, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, a Contractor, or a member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than a “Retirement,” “Disability,” death, or termination for “Cause” (as hereinafter defined), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee Retires or is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(v) For purposes of this Plan:

(A) “Cause” shall mean, except to the extent specified otherwise by the Committee acting on behalf of the Company, (i) the Grantee’s conviction of a felony, (ii) in the reasonable determination of the Committee, the Grantee’s (x) commission of an act of fraud, embezzlement, or theft in connection with the Grantee’s duties in the course of the Grantee’s employment with the Company, (y) acts or omissions causing intentional, wrongful damage to the property of the Company or intentional and wrongful disclosure of confidential information of the Company, or (z) engaging in gross misconduct or gross negligence in the course of the Grantee’s employment with the Company, or (iii) the Grantee’s material breach of his or her obligations under any written agreement with the Company if such breach shall not have been remedied within 30 days after receiving written notice from the Committee specifying the details thereof. For purposes of this Program, an act or omission on the part of a Grantee shall be deemed “intentional” only if it was not due primarily to an error in judgment or negligence and was done by Grantee not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. In the event a Grantee’s employment or service is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

(B) “Disability” shall mean a Grantee’s becoming disabled within the meaning of the Company’s long-term disability plan.

(C) “Employed by, or provide service to, the Company” shall mean employment or service as an Employee, Contractor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Contractor and member of the Board), unless the Committee determines otherwise.

(D) “Retired” shall mean a termination of employment from the Company on or after attaining age 65 or eligibility for normal or early retirement under any retirement plan maintained by the Company.

(f)  Exercise of Options.    A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option or Restricted Stock, as defined below, granted under this Plan, subject to such restrictions as the Committee deems appropriate including placing the same restrictions on the shares of Company Stock obtained through the exchange of the Restricted Stock) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

(g)  Limits on Incentive Stock Options.    Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company.

ARTICLE V

STOCK OPTION GRANTS TO NON-EMPLOYEE TRUSTEES

1.  Formula Option Grants to Non-Employee Trustees.    A Non-Employee Trustee shall be entitled to receive Nonqualified Stock Options in accordance with this Article V.

(a)  Initial Grant.    Each Non-Employee Trustee who first becomes a member of the Board after the effective date of this Plan shall receive, on the date as of which he or she first becomes a member of the Board, a grant of a Nonqualified Stock Option to purchase 2,500 shares of Company Stock.

(b)  Annual Grants.    On each date that NU holds its annual meeting of shareholders, commencing with the 1998 annual meeting, each Non-Employee Trustee who is in office immediately after the annual election of directors (other than a director who is first elected to the Board at such meeting) shall receive a grant of a Nonqualified Stock Option to purchase 2,500 shares of Company Stock. The date of grant of each such annual Grant shall be the date of the annual meeting of the Company’s shareholders.

(c)  Exercise Price.    The Exercise Price per share of Company Stock subject to an Option granted under this Article shall be equal to the Fair Market Value of a share of Company Stock on the date of grant.

(d)  Option Term and Exercisability.    The term of each Option granted pursuant to this Article shall be 10 years. Options granted under this Article shall vest one-half on the date of grant and the other one-half on the first anniversary of the date of grant if the Non-Employee Trustee is still a member of the Board on each such date. Options shall be exercisable in accordance with the provisions of Article IV, Section 3(e) except that only the provisions of subsections (e)(i), (iii) where the Non-Employee Trustee ceases to serve on the Board on or after age 70 and (iv) shall be applicable.

(e)  Payment of Exercise Price.

(i) The Non-Employee Trustee shall pay the Exercise Price for an Option (x) in cash, (y) by delivering shares of Company Stock owned by the Non-Employee Trustee and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Non-Employee Trustee shall pay the Exercise Price at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid.

(ii) A Grantee may exercise an Option granted under this Article by delivering to the Committee a notice of exercise as described below, with accompanying payment of the Exercise Price in accordance with Subsection (i) above. The notice of exercise may instruct the Company to deliver shares of Company Stock due upon the exercise of the Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee, and shall designate the account into which the shares are to be deposited.

(f)  Applicability of Plan Provisions.    Except as otherwise provided in this Article, Nonqualified Stock Options granted to Non-Employee Trustees shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons, provided however that (i) if an event described in Article IV, Section 3(b) occurs, appropriate adjustments, as described in that Section, shall be made automatically, (ii) with respect to the provisions of Article IV, Section 3(e), the Committee shall not have discretion to modify the terms of such provisions in the Grant Instrument, and (iii) in the event of a Change of Control (as defined in Article XI), the provisions of Article XI, Section 2 shall apply to Options granted pursuant to this Article, except that the Committee shall not have discretion under subsection (c) thereof to modify the automatic provisions of that Section.

(g)  Administration.    The provisions of this Article are intended to operate automatically and not require administration. To the extent that any administrative determinations are required, any determinations with respect to the provisions of this Article shall be made by the members of the Board who are not eligible to receive Grants under this Article, but in no event shall such determinations affect the eligibility of Grantees, the determination of the Exercise Price, the timing of the Grants or the number of shares subject to Options granted hereunder. If at any time there are not sufficient shares available under the Plan to permit an automatic Grant as described in this Article, the Grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

ARTICLE VI

RESTRICTED STOCK GRANTS

1.  Restricted Stock Grants.    The Committee may issue or transfer shares of Company Stock to an Employee with such restrictions as the Committee deems appropriate (“Restricted Stock”). The following provisions are applicable to Restricted Stock:

(a)  General Requirements.    Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred in exchange for services performed or to be performed. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)  Number of Shares.    The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares, subject to the limitations contained in Article IX.

(c)  Requirement of Employment or Service.    If the Grantee ceases to be employed by, or provide service to, the Company during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)  Restrictions on Transfer and Legend on Stock Certificate.    During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee, as defined below. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

(e)  Right to Vote and to Receive Dividends.    Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

(f)  Lapse of Restrictions.    All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

ARTICLE VII

STOCK APPRECIATION RIGHTS

1.  Stock Appreciation Rights.

(a)  General Requirements.    The Committee may grant stock appreciation rights (“SARs”) to an Employee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(b)  Tandem SARs.    In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)  Exercisability.    An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Article IV, Section 3(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)  Value of SARs.    When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

(e)  Form of Payment.    The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

ARTICLE VIII

PERFORMANCE UNITS

1.  Performance Units.

(a)  General Requirements.    The Committee may grant performance units (“Performance Units”) to an Employee. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units, subject to the limitations contained in Article IX.

(b)  Performance Period and Performance Goals.    When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Units (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

(c)  Payment with respect to Performance Units.    At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

(d)  Requirement of Employment or Service.    If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Article IV, Section 3(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(e)  Designation as Qualified Performance-Based Compensation.    The Committee may determine that Performance Units granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this subsection (e) shall apply to Grants of Performance Units that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

(i)  Performance Goals.    When Performance Units that are to be considered “qualified performance-based compensation” are Granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(ii)  Establishment of Goals.    The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(iii)  Maximum Payment.    If Performance Units measured with respect to the fair market value of Company Stock, are granted, not more than 25% of the total number of shares of Company Stock subject to the Plan in the aggregate may be granted to an Employee under the Performance Units for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to an Employee with respect to a Performance Period is $3,500,000.

(iv)  Announcement of Grants.    The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not so certify that the performance goals have been met, the grants of Performance Units for the Performance Period shall be forfeited.

ARTICLE IX

AUTHORIZED SHARES

1.  Shares Subject to the Plan.

(a)  Shares Authorized. Subject to the adjustment specified below, the aggregate number of common shares of NU, par value $5.00, (“Company Stock”) that may be subject to Grants of Options, or transferred on account of other Grants or Awards, under the Plan in any fiscal year of NU is one percent of the total number of shares of Company Stock outstanding as of the first day of such fiscal year; provided, however, that sum of the total number of shares of Company Stock that may be granted as Restricted Stock plus the number of Performance Units that may be granted, in any fiscal year, shall not exceed 30% of the total number of shares of Company Stock available under the Plan for such year; and provided, further, that the aggregate number of shares of Common Stock that may be issued or transferred under the Plan subject to Incentive Stock Options is 10% of the number of shares of Company Stock outstanding as of December 31, 1997. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent (i) less than the full number of shares available for use under the Plan, as set forth above, are made the subject of Grants or Awards in any year, or (ii) Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or (iii) any shares of Restricted Stock or Performance Units are forfeited, then the shares not made the subject of Grants and Awards, and the shares subject to such terminated, expired, canceled, forfeited, exchanged or surrendered Grants and Awards shall again be available for purposes of the Plan in addition to the number of shares of Company Stock otherwise available for Grants and Awards. No Grantee under the Plan may receive aggregate Grants in excess of 2.5% of the total number of shares of Company Stock outstanding as of December 31, 1997.

(b)  Adjustments.    If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which NU is the surviving entity, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without NU’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or NU’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

ARTICLE X

OPERATING RULES

1.  Withholding of Taxes.    All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants. If the Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to an Option, SAR, Restricted Stock or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

2. Transferability of Grants.

(a)  Nontransferability of Grants.    Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)  Transfer of Nonqualified Stock Options.    Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

3.  Requirements for Issuance or Transfer of Shares.    No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

4.  Funding of the Plan.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

5.  Rights of Participants.    Nothing in this Plan shall entitle any Employee or Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan except as provided in Article V. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

6.    No Fractional Shares.    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

7.  Headings.    Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

8.  Effective Date of the Plan.    Subject to approval by NU’s shareholders, the Plan shall be effective on January 1, 1998.

9.  Definition of Company.    “Company” means NU and any Affiliate which is authorized by the Board to adopt the Plan and cover its eligible employees and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliate. An Affiliate may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan, including the authority of the Board and the Committee, and amendments thereto shall apply to the eligible employees of the Affiliate. In the event the designation is revoked by the board of directors of an Affiliate, the Plan shall be deemed terminated only with respect to such Affiliate. For the purposes hereof, “Affiliate” means each direct and indirect affiliated company that directly or through one or more intermediaries, controls, is controlled by, or is under common control with NU.

ARTICLE XI

CHANGE OF CONTROL OF NU

1.  Change of Control of NU.

As used herein, a “Change of Control” shall be deemed to have occurred:

(i) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company, its affiliates, or any Company or NU employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of NU representing more than 20% of the combined voting power of either (i) the then outstanding common shares of NU (the “Outstanding Common Shares”) or (ii) the then outstanding voting securities of NU entitled to vote generally in the election of directors (the “Voting Securities”); or

(ii) Individuals who, as of the beginning of any twenty-four month period, constitute the Trustees (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the Trustees or cease to be able to exercise the powers of the majority of the Trustees, provided that any individual becoming a trustee subsequent to the beginning of such period whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Trustees shall be considered as though such individual were a member of the Incumbent Trustees, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Trustees of NU (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(iii) Consummation by NU of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Shares and Voting Securities immediately prior to such Business Combination do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Shares and Voting Securities, as the case may be; or

(iv) Consummation of a complete liquidation or dissolution of NU or sale or other disposition of all or substantially all of the assets of NU other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Shares and Voting Securities, as the case may be, immediately prior to such sale or disposition.

2.  Consequences of a Change of Control.

(a)  Notice and Acceleration.    Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse, and (iv) Grantees holding Performance Units shall receive a payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Grantee’s target payment for the Performance Period and the portion of the Performance Period that precedes the Change of Control.

(b)  Assumption of Grants.    Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

(c)  Other Alternatives.    Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(d)  Committee.    The Committee making the determinations under this Article XI, Section 2(d) following a Change of Control must comprise the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

(e)  Limitations.    Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

ARTICLE XII

AMENDMENT AND TERMINATION

1.  Amendment and Termination of the Plan.

(a)  Amendment.    The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by section 422 of the Code or section 162(m) of the Code.

(b)  Termination of Plan.    The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c)  Termination and Amendment of Outstanding Grants.    A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Article XI, Section 2(c). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

(d)  Governing Document.    The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

ARTICLE XIII

MISCELLANEOUS

1.  Grants in Connection with Corporate Transactions and Otherwise.    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

2.    Compliance with Law.    The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of sections 162(m) and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

3.  Governing Law.    The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Connecticut.

4.  Disclaimer of Liability.    The Declaration of Trust of NU provides that no shareholder of NU shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Board or by any officer, agent or representative elected or appointed by the Board, and no such contract, obligation or undertaking shall be enforceable against the Board or any of them in their or his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Board as such, and every person or entity, having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

AMENDMENT NO. 1 TO NORTHEAST UTILITIES INCENTIVE PLAN

Adopted by Northeast Utilities Board of Trustees — February 23, 1999

The Northeast Utilities Incentive Plan is amended, effective February 23, 1999, as follows:

A.	By deleting Article V and inserting the following in its place:

ARTICLE V

STOCK-BASED GRANTS TO NON-EMPLOYEE TRUSTEES

1. Non-Employee Trustees shall be eligible to receive Grants as set forth in Article IV; provided, that the number of shares of Company Stock subject to each Grant of Options, as well as the terms of all Grants, to Non-Employee Trustees shall be approved by the Board, in accordance with Article (9) of the Declaration of Trust of Northeast Utilities, as amended.

2. The words “age 65” in the definition of “Retired” in Section 3(e)(v)(D) of Article IV shall be read as “age 70” with respect to Non-Employee Trustees.

B.	By changing the words “an Employee” to “a Grantee” in each of Sections 1 of Article VI, 1(a) of Article VII, 1(a) and 1(e) of Article VIII,

C.	By changing the word “Director” to “Trustee” in Section 5 of Article X.

¯  DETACH PROXY CARD HERE  ¯

☐	(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)		☒ Votes must be indicated (x) in Black or Blue ink.		FOR	AGAINST	ABSTAIN

	The Board of Trustees recommends a vote FOR proposals 1, 2, 3 and 4.			2. Ratification of Deloitte & Touche LLP as independent auditors for 2003.	☐	☐	☐
	1. Election of the eleven Trustees nominated.			3. Amendment of the Declaration
	FOR ☐ WITHHELD	☐	FOR ALL EXCEPT ☐	of Trust to eliminate the provision
			AS MARKED	calling for Northeast Utilities to	☐	☐	☐
appoint a transfer agent and a

To vote for all nominees, mark the “FOR” box. To withhold voting on all nominees, mark the “WITHHELD” box. To withhold voting for a particular nominee(s), mark the “FOR ALL EXCEPT AS MARKED” box and strike a line through the name of the nominee(s) in the list below.

registrar for the common shares to be located in Boston, Massachusetts.

Nominees: Richard H. Booth, Cotton Mather Cleveland, Sanford Cloud, Jr., James F. Cordes, E. Gail de Planque, John H. Forsgren, John G. Graham, Elizabeth T. Kennan, Michael G. Morris, Robert E. Patricelli and John F. Swope.

				4. Re-approval of the material terms of the performance goals under the Northeast Utilities Incentive Plan.	☐	☐	☐

SCAN LINE

The undersigned hereby acknowledges receipt of notice of meeting and related proxy statement.

Please sign in the same form as name appears hereon. If the shares are registered in more than one name, each joint owner or fiduciary should sign. Fiduciaries and corporate officers should indicated their titles.

			Date	Share Owner sign here	Co-Owner sign here

PROXY                                                                                                                                                               PROXY

NORTHEAST UTILITIES

Proxy for Annual Meeting of Shareholders — May 13, 2003

The undersigned appoints MICHAEL G. MORRIS and ELIZABETH T. KENNAN, and either of them, proxies of the undersigned, with power of substitution, to act for and to vote all common shares of the undersigned at the Annual Meeting of Shareholders of Northeast Utilities to be held on May 13, 2002, and any adjournment thereof, upon the matters set forth in the notice of said meeting as indicated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

When properly executed, this proxy will be voted as specified by the undersigned. Unless otherwise instructed, this proxy will be voted FOR proposals 1, 2, 3 and 4.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

(Continued and to be dated and signed on the reverse side.)

NORTHEAST UTILITIES

P.O. BOX 11236

NEW YORK, N.Y. 10203-0236

To change your address, please mark this box.        ☐

To include any comments, please mark this box.      ☐